As filed with the Securities and Exchange Commission on August 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	68-0262011
(State of Incorporation)	(I.R.S. Employer Identification No.)

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

 (Address of principal executive offices)

1999 EQUITY INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

CLAES GLASSELL

PRESIDENT AND CHIEF EXECUTIVE OFFICER

CERUS CORPORATION

2411 STANWELL DRIVE

CONCORD, CALIFORNIA 94520

(925) 288-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ROBERT L. JONES, ESQ.

COOLEY GODWARD LLP

FIVE PALO ALTO SQUARE

3000 EL CAMINO REAL

PALO ALTO, CALIFORNIA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $.001 per share	1,150,000	$7.41	$8,521,500	1,003

(1)                                  This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Issuer’s 1999 Equity Incentive Plan (the “Incentive Plan”) and Employee Stock Purchase Plan (the “Purchase Plan”) (the Incentive Plan and the Purchase Plan being hereinafter collectively referred to as the “Plans”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Cerus Corporation (the “Company” or “Registrant”).

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on August 9, 2005 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-38643, 333-74991, 333-84497, 333-42588, 333-63132, 333-92254, 333-109170 and 333-125043

The contents of Registration Statements on Form S-8 Nos. 333-38643, 333-74991, 333-84497, 333-42588, 333-63132, 333-92254, 333-109170 and 333-125043, filed with the Securities and Exchange Commission on October 24, 1997, March 24, 1999, August 4, 1999, July 28, 2000, June 15, 2001 July 11, 2002, September 26, 2003 and May 19, 2005, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on August 15, 2005.

CERUS CORPORATION

By:	William J. Dawson
William J. Dawson
Title: Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Claes Glassell and William J. Dawson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Claes Glassell	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2005
(Claes Glassell)

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William J. Dawson	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2005
(William J. Dawson)

Timothy B. Anderson	Director	August 15, 2005
(Timothy B. Anderson)

B.J. Cassin	Director	August 15, 2005
(B.J. Cassin)

Laurence M. Corash	Director	August 15, 2005
(Laurence M. Corash)

Bruce C. Cozadd	Director	August 15, 2005
(Bruce C. Cozadd)

William R. Rohn	Director	August 15, 2005
(William R. Rohn)

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.